Exhibit 99.1

IAC Announces Intent to Pursue IPO of The Match Group

— Appoints Joey Levin CEO of IAC

NEW YORK, June 25, 2015 — IAC/InterActiveCorp (NASDAQ: IACI) announced today that its Board of Directors has approved the pursuit of an initial public offering (IPO) of newly-issued shares of common stock of The Match Group. IAC also announced that Joey Levin, formerly CEO of its Search & Applications business, has been named CEO of IAC and joined its Board of Directors. Greg Blatt will remain Chairman, and Sam Yagan CEO, of The Match Group.

“As many know from our actions over the last 20 years, I’m not a believer in simply agglomerating assets in perpetuity. I’ve long felt that as entities grow into size and maturity it’s healthy to give them separation and independence from a mother church,” said Barry Diller, IAC’s Chairman and Senior Executive. “Over the last two decades, IAC and its progeny have grown into seven separate public companies with a current shareholder value of over $44 billion — given that we started with a base of $275 million, it’s a more than satisfactory record. As part of this evolution, in 2008 we spun off four companies simultaneously, leaving us with a much smaller IAC. Since that time we’ve grown the Company substantially, more than quadrupling the Company’s value, with The Match Group leading the way — and so now, under the superb leadership of Greg Blatt and Sam Yagan, we want to take the step of offering the public the ability to own shares directly in this singular area of Internet activity.”

“As for IAC, we now have a group of assets with great potential and, with the appointment of Joey Levin as CEO, a leader who has the youth, energy and ability to develop them in hopefully the same growth track as has been demonstrated throughout our twenty year history. We start with nearly 20 individual businesses, a strong balance sheet and I believe the same level of ambition as we had at the beginning. I’m really confident that Joey and his nearly 4,000 employees have the resources and talent to build another great pile of assets, and to perpetually spin them out to the benefit of shareholders: it’s a unique model, worth both preserving and reinvigorating.”

“Today’s changes highlight both the incredible historical success at The Match Group and the exciting collection of assets within IAC,” said Mr. Levin. “At IAC, we have companies with extraordinary potential in very large markets, a strong balance sheet, and an excellent team. In my 12 years at IAC, the one constant has been our ability to find, nurture, and grow businesses to global scale by giving great people great opportunities and access to the resources to be ambitious. Our current portfolio of businesses, combined with judicious use of our balance sheet, provides a tremendous opportunity to deliver value in the years ahead.”

IAC expects The Match Group to issue less than 20% of its common stock in the initial public offering, with IAC’s remaining stake in The Match Group represented by both high- and low-vote common shares. The IPO is expected to be completed during the fourth quarter of this year.

“The Match Group is poised for substantial growth in the coming years,” said Mr. Blatt. “The dating industry has come a long way since its inception, but the category remains underpenetrated. We believe the combination of our more established businesses such as Match, Meetic, and OurTime, and earlier stage businesses such as Tinder and OkCupid, creates an attractive combination of significant cash flow generation, strong margins and meaningful growth potential. We believe the natural expansion of the market and our portfolio approach to capturing it provide a strong foundation for our future success. Sam and I look forward to continuing to lead this company and its incredibly talented and dedicated teams of employees into this exciting next chapter.”

IAC also announced today that Chief Financial Officer Jeff Kip is resigning from the company to spend more time with his family in Boston, and to pursue other interests. Mr. Kip will remain with IAC for an interim period and will help with transition to a new CFO.

“Jeff has been a strong and talented executive over the last three years,” said Diller. “We thank him for his many contributions, fully support his decision to move closer to his family and thank him for his help in transitioning to his successor.”

Mr. Kip has served as Executive Vice President and Chief Financial Officer since March 2012, and has been responsible for overseeing corporate finance, investor relations, accounting, tax, treasury and M&A at IAC.

“I am grateful to Barry and the IAC management team for affording me the opportunity to serve as the CFO of such a great, dynamic company,” said Kip. “Today’s announcements make clear that exciting times lie ahead for IAC, and I am confident that Joey Levin’s leadership of the enterprise will take it to new heights and in exciting directions.”

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This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

About IAC

IAC (NASDAQ: IACI) is a leading media and Internet company. It is organized into four segments: The Match Group, which consists of dating, education and fitness businesses with brands such as Match.com, OkCupid, Tinder, The Princeton Review and DailyBurn; Search & Applications, which includes brands such as About.com, Ask.com, Dictionary.com and Investopedia; Media, which consists of businesses such as Vimeo, Electus, The Daily Beast and CollegeHumor; and eCommerce, which includes HomeAdvisor and ShoeBuy. IAC’s brands and products are among the most recognized in the world reaching users in over 200 countries. The Company is headquartered in New York City and has offices worldwide. To view a full list of IAC companies, please visit www.iac.com.

About Joey Levin

Joey Levin has served as the CEO of IAC Search & Applications, overseeing the desktop software, mobile applications, and media properties that comprises IAC’s Search & Applications segment, including About.com, Apalon, Ask.com, Ask.fm, Citysearch, CityGrid, Dictionary.com, Investopedia, Mindspark, PriceRunner, and SlimWare. Prior to being appointed to his role at IAC Search & Applications, Mr. Levin served as Senior Vice President, Mergers & Acquisitions and Finance for IAC, and held various roles within IAC since joining the company in 2003. Prior to joining IAC, Mr. Levin worked in the Technology Mergers & Acquisitions group for Credit Suisse First Boston (now Credit Suisse) in San Francisco advising public and private technology and e-commerce companies on a variety of transactions. Mr. Levin graduated from the Jerome Fisher Program in Management & Technology from the University of Pennsylvania, with a B.S. in Economics from the Wharton School and a B.A.S. in Engineering from the School of Engineering and Applied Sciences.

About The Match Group

The Match Group is the world’s leading provider of dating products, redefining the way millions of people meet, date and start relationships every day. We offer our products under nearly 50 brands, translated into nearly 40 languages and available in more than 200 countries across five continents. Our principal brands include Match, Tinder, Meetic, OkCupid and OurTime. We generate revenues through a combination of subscription, transaction and advertising models, distributed through desktop and mobile devices. Each product within our portfolio caters to different communities defined by geography, demographics and relationship sensibility. More than 7 million people sign up for our products every month. The Match Group also operates The Princeton Review and DailyBurn, two businesses outside the dating space that leverage the company’s experiences in direct-to-consumer digital service business models.  For more information please visit www.iac.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements include statements relating to: future financial performance, business prospects and strategy, anticipated trends, prospects in the industries in which our businesses operate and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: changes in senior management at IAC or its businesses, changes in our relationship with Google, adverse changes in economic conditions, adverse trends in the online advertising industry, our ability to convert visitors to our websites into users, risks relating to acquisitions, technology changes, our ability to expand successfully into international markets and regulatory changes. Certain of these and other risks and uncertainties are discussed in IAC’s filings with the Securities and Exchange Commission (“SEC”). Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of our management as of the date of this press release. We do not undertake to update these forward-looking statements.

Contact Us

IAC Investor Relations

Mark Schneider / Alexandra Caffrey

(212) 314-7400

IAC Corporate Communications

Isabelle Weisman

(212) 314-7361

IAC

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